        As filed with the Securities and Exchange Commission on January 22, 1999
                                                   Registration No. 333-_______.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            ----------------------

                              INKTOMI CORPORATION
            (Exact name of Registrant as specified in its charter)

         Delaware                                          94-3238130
  ------------------------                  ------------------------------------
  (State of incorporation)                  (I.R.S. Employer Identification No.)

                       1900 S. Norfolk Street, Suite 310
                              San Mateo, CA 94403
  (Address, including zip code, of Registrant's principal executive offices)

                            ----------------------

                      1998 NONSTATUTORY STOCK OPTION PLAN
                           (Full title of the plan)

                            ----------------------

                               JERRY M. KENNELLY
                            Chief Financial Officer
                       1900 S. Norfolk Street, Suite 310
                              San Mateo, CA 94403
                                (650) 653-2800
(Name, address, and telephone number, including area code, of agent for service)

                           ----------------------

                                  Copies to:
                             TED HOLLIFIELD, ESQ.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                                   Proposed Maximum     Proposed Maximum     Amount of
      Title of Each Class of Securities           Amount to be      Offering Price     Aggregate Offering   Registration
               to be Registered                    Registered         Per Share              Price              Fee(1)
------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 per share par value, to      600,000 shares      $143.75(1)           $86,250,000         $23,978
be issued under the 1998 Nonstatutory Stock
Option Plan
========================================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 21, 1999.

           PART II:  INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference
           ---------------------------------------

           Inktomi Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

           (a) The Company's Final Prospectus dated and filed with the Commission as of November 20, 1998 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

           (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed May 22, 1998 pursuant to
Section 12(g) of the Exchange Act.

           The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, filed on December 24, 1998 pursuant to Section 13(a) of the Exchange Act.

           The Company's Report on Form 8-K filed on December 29, 1998 pursuant to Section 13(a) of the Exchange Act.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all Securities offered hereby have been sold or which deregisters all Securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities
           -------------------------

           Not applicable.

Item 5.    Interests of Named Experts and Counsel
           --------------------------------------

           Not applicable.

Item 6.    Indemnification of Directors and Officers
           -----------------------------------------

           Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

           Article IX of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

           Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permissible under General Corporation Law of Delaware.

           The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption From Registration Claimed
           -----------------------------------

           Not applicable.

Item 8.    Exhibits
           --------

           Exhibit
            Number                              Documents
           --------    -----------------------------------------------------------------
             4.1       1998 Nonstatutory Stock Option Plan

             5.1       Opinion of counsel as to legality of securities being registered

            23.1       Consent of Counsel (contained in Exhibit 5.1)

            23.2       Consent of Independent Auditors

            24.1       Power of Attorney (see page II-5)

                                     II-2

Item 9.    Undertakings
------     ------------

           (a)  Rule 415 offering  The undersigned registrant hereby undertakes:
                -----------------

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

           (b)  Filing incorporating subsequent Exchange Act documents by
                ---------------------------------------------------------
reference
---------

                The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c)  Request for acceleration of effective date or filing of
                -------------------------------------------------------
registration statement on Form S-8
----------------------------------

                Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 22nd day of January, 1999.


                                  INKTOMI CORPORATION


                                  By: /s/ Jerry M. Kennelly
                                      ---------------------
                                      Jerry M. Kennelly
                                      Vice President of Finance and
                                      Chief Financial Officer

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David C. Peterschmidt and Jerry M. Kennelly, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                 Title                              Date
-----------------------------      ---------------------------------------      ------------------
/s/ David C. Peterschmidt          President, Chief Executive Officer and        January 22, 1999
-----------------------------      Chairman (Principal Executive Officer)
David C. Peterschmidt

/s/ Jerry M. Kennelly              Vice President of Finance and Chief           January 22, 1999
-----------------------------      Financial Officer (Principal Financial
Jerry M. Kennelly                  and Accounting Officer)

/s/ Eric A. Brewer                 Director                                      January 22, 1999
-----------------------------
Eric A. Brewer

/s/ Frank Gill                     Director                                      January 22, 1999
-----------------------------
Frank Gill

/s/ Fredric W. Harman              Director                                      January 22, 1999
-----------------------------
Fredric W. Harman

/s/ John A. Porter                 Director                                      January 22, 1999
-----------------------------
John A. Porter

/s/ Alan F. Shugart                Director                                      January 22, 1999
-----------------------------
Alan F. Shugart

                              INKTOMI CORPORATION

                      REGISTRATION STATEMENT ON FORM S-8
                      ----------------------------------

                               INDEX TO EXHIBITS



 Exhibit
 Number                     Description
 -------                    -----------

   4.1        1998 Nonstatutory Stock Option Plan

   5.1 Opinion of counsel as to legality of securities being registered

  23.1        Consent of Counsel (contained in Exhibit 5.1)

  23.2        Consent of Independent Auditors

  24.1        Power of Attorney (contained in page II-5)